EX- 99.906CERT

Certification

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2023 of the Datum One Series Trust (the “registrant”).

Barbara J. Nelligan, Principal Executive Officer, and Tracy L. Dotolo, Principal Financial Officer of registrant, each certify to the best of his or her knowledge that:

1.	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

June 2, 2023	June 2, 2023
Date	Date

/s/ Barbara J. Nelligan	/s/ Tracy L. Dotolo
Barbara J. Nelligan	Tracy L. Dotolo
President and Principal Executive Officer	Treasurer, Principal Financial Officer, and Principal Accounting Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.